Exhibit 99.1

Contacts:
Media	Investors
Brad Bishop	Sean O’Hara	James T. Crines
574-372-4291	574-371-8032	574-372-4264
bradley.bishop@zimmer.com	sean.f.ohara@zimmer.com	james.crines@zimmer.com
David C. Dvorak Named President and CEO of Zimmer Holdings, Inc.
(WARSAW, IN) May 1, 2007 — Zimmer Holdings, Inc. (NYSE and SWX: ZMH), a global leader in the orthopaedics industry, announced today that David C. Dvorak has been named President and Chief Executive Officer of the Company and has also been appointed to the Company’s Board of Directors, effectively immediately.
Mr. Dvorak, 43, who had been Group President, Global Businesses and Chief Legal Officer, succeeds Ray Elliott as President and CEO. Mr. Elliott, 57, who served nearly 25 years as a company president and as Zimmer Holdings’ Chairman, President and CEO since 2001 and its predecessor’s President since 1997, announced last November that he would retire in the first half of 2007, but would remain Chairman of the Board until at least November of 2007.
“While the years I have spent at Zimmer have been the most rewarding of my career, I determined some time ago that it would be appropriate for me to turn over the day-to-day leadership of the Company and spend more time devoted to external boards and transaction-related work,” Mr. Elliott said. “Our Board conducted a thorough and methodical search for my successor and was unanimous in its selection of David Dvorak. I have had the pleasure of working with David and helping him prepare for the future—we are confident that Zimmer and its shareholders are in excellent hands.”
According to John McGoldrick, Chairman of the Board’s Corporate Governance Committee, Zimmer’s Board took the leading role in overseeing a comprehensive search, including both internal and external candidates, to find the individual best qualified to lead Zimmer forward. “Our top priority was to find an executive with the leadership skills needed to build on Zimmer’s strong momentum in a highly competitive industry,” Mr. McGoldrick said. “Ultimately, we found the ideal candidate right in our own company. David Dvorak has fully met all of our criteria in every category. We are pleased with the process and the outcome, and believe David is exceptionally well qualified to lead the Company to even greater success.”
“I am fully committed to Zimmer’s mission and strategic direction and I share our employees’ passion to enhance patient quality of life,” said Mr. Dvorak. “Under Ray’s strong leadership, the growth of Zimmer has been a great business success story and the two of us will be working closely together to facilitate this transition. I am absolutely convinced that our talented management team will continue to execute our plan successfully and generate the strong results expected by both our customers and shareholders.”
As Group President, Global Businesses, Mr. Dvorak has been responsible for the Company’s Dental, Spine, Trauma and Orthopaedic Surgical Products divisions. In addition to his role as Chief Legal Officer, during his tenure at the Company, he also has had global responsibility for Business Development, Human Resources, Quality Assurance, Regulatory Affairs, Clinical Affairs, Corporate Compliance, Government Affairs and Public Relations. Mr. Dvorak was a principal architect of the Company’s successful acquisition and integration of Switzerland-based Centerpulse AG.
Mr. Dvorak joined Zimmer in 2001, and helped execute the Company’s successful spin-off from its former parent. He previously was Senior Vice President, General Counsel and Secretary of STERIS Corporation, a worldwide leader in medical products sterilization and contamination prevention products and services. At STERIS, Mr. Dvorak had responsibility for a broad range of global functions. He earlier practiced law with two major firms, with a focus on corporate and securities law, and mergers and acquisitions.
Mr. Dvorak received a Bachelor’s Degree in Finance from Miami University in Oxford, Ohio, and his law degree, magna cum laude, from Case Western Reserve University School of Law.

James T. Crines Named Executive Vice President, Finance and CFO
Also today, the Company announced the appointment of James T. Crines as Executive Vice President, Finance and Chief Financial Officer, replacing Sam R. Leno, 61, who notified Zimmer recently that he is accepting a position with Boston Scientific Corporation.
Mr. Crines, 48, was first appointed as a corporate officer of Zimmer Holdings in 2001. Most recently he has served as Senior Vice President, Finance, Operations and Corporate Controller and Chief Accounting Officer, with responsibility for internal and external reporting, corporate and business unit accounting, and global operations, manufacturing and logistics.
Commenting on Mr. Crines’ appointment, Mr. Elliott said: “We are pleased to have someone of Jim’s caliber and extensive experience step into the role of CFO. In the last six years, Jim has been instrumental in the Company’s success, beginning with the key role he played in the Company’s 2001 spin-off.”
Mr. Crines joined Zimmer in 1997 and was a leader in the early development of the Company’s strategy for Minimally Invasive Solutions™ Procedures and Technologies. He also served as the Controller of the Company’s business in Japan, where he lived with his family. Prior to joining Zimmer from its former parent, Mr. Crines served in financial management roles at American Cyanamid and as a senior auditor with PricewaterhouseCoopers. He received his Bachelor of Science degree in Accounting from the University of Scranton and an MBA from the Rutgers Graduate School of Management. He is a Certified Public Accountant.
Mr. Leno, in commenting on his departure, said: “Zimmer is a terrific company and I am proud to have contributed to its success during the past six years. I am leaving behind a legacy of talented financial personnel who will contribute greatly to Zimmer’s future. Jim Crines in particular is an outstanding financial executive with whom I have worked closely, and he is well prepared to immediately step into the position of Chief Financial Officer. While I will miss the camaraderie and the close professional relationships at Zimmer, I am equally pleased to have this unique opportunity to join Boston Scientific, another great company. My wife and I are looking forward to relocating to the Boston area.”

According to Mr. Elliott, “Zimmer is grateful for the many positive contributions Sam has made to the Company, and as both a friend and a business partner, we wish him well in his new endeavor.”
The Company will conduct an investor conference call regarding these appointments today at 8:30 a.m. Eastern Time. The live audio webcast can be accessed via Zimmer’s Investor Relations website at http://investor.zimmer.com. It will be archived for replay following the conference.
Individuals who wish to dial into the conference call may do so at (800) 406-1106. International callers should dial (706) 634-7075. A digital recording will be available two hours after the completion of the conference call from May 1, 2007 to May 14, 2007. To access the recording, US/Canada callers should dial (800) 642-1687, or for International callers, dial (706) 645-9291, and enter the Conference ID, 7701876. A copy of this press release is accessible through the Zimmer website at http://investor.zimmer.com.
About the Company
Founded in 1927 and headquartered in Warsaw, Indiana, Zimmer is the worldwide #1 pure-play orthopaedic leader in designing, developing, manufacturing and marketing reconstructive and spinal implants, trauma and related orthopaedic surgical products. Zimmer has operations in more than 24 countries around the world and sells products in more than 100 countries. Zimmer’s 2006 sales were approximately $3.5 billion. The Company is supported by the efforts of nearly 7,000 employees worldwide.
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Zimmer Safe Harbor Statement
This press release contains forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 based on current expectations, estimates, forecasts and projections about the orthopaedics industry, management’s beliefs and assumptions made by management. Forward-looking statements may be identified by the use of forward-looking terms such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “assumes,” “guides,” “targets,” “forecasts,” and “seeks” or the negative of such terms or other variations on such terms or comparable terminology. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that could cause actual outcomes and results to differ materially. These risks and uncertainties include, but are not limited to, our ability to successfully integrate acquired businesses, the outcome of the Department of Justice investigations announced in March 2005 and June 2006, price and product competition, rapid technological development, demographic changes, dependence on new product development, the mix of our products and services, supply and prices of raw materials and products, customer demand for our products and services, control of costs and expenses, our ability to form and implement alliances, international growth, governmental laws and regulations affecting our U.S. and international businesses, including tax obligations and risks, product liability and intellectual property litigation losses, reimbursement levels from third-party payors, general industry and market conditions and growth rates and general domestic and international economic conditions including interest rate and currency exchange rate fluctuations. For a further list and description of such risks and uncertainties, see our periodic reports filed with the U.S. Securities and Exchange Commission. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be set forth in our periodic reports. Readers of this document are cautioned not to place undue reliance on these forward-looking statements, since, while we believe the assumptions on which the forward-looking statements are based are reasonable, there can be no assurance that these forward-looking statements will prove to be accurate. This cautionary statement is applicable to all forward-looking statements contained in this document.